UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 28, 2008
Artfest International, Inc.
(Exact Name of registrant as specified in charter)

Delaware	000-49676	30-0177020
(State of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

The Madison Building
15851 Dallas Parkway, Suite 600
Addison, Texas 75001
(Address of Principal Executive Offices, Including Zip Code)

(877) 278-6672
(Registrant's Telephone Number, Including Area Code)

(Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

|_|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

The 2008 annual meeting of the Stockholders (the "Meeting") of Artfest International, Inc. (the "Registrant") was held at 2:00 p.m. (local time), on Friday, March 28, 2008, at the offices of the Registrant at The Madison Building, 15851 Dallas Parkway, Suite 600, Addison, Texas 75001.  The Registrant called for a vote on four proposals put for by the Registrant’s Board of Directors.

In order to re-elect the members of the Board of Directors which, upon motion duly made, seconded and carried by holders of 19,472,606 common shares of the Registrant, being in excess of a majority of the shares represented at the meeting in person or by proxy, the following persons were re-elected as members of the Board of Directors:

Edward Vakser

Anzhelika Tassan

Larry D. Ditto

The directors were elected to serve until the close of the next annual meeting of the Registrant's stockholders or until their successors are duly elected and qualified.

In order to fulfill the Registran's obligations pursuant to the terms of an Acquisition Agreement dated December 26, 2008, pursuant to which the Registrant acquired The Art Channel, Inc., and to broaden the public ownership of, and to enhance the market for, the shares of the Registrant's Common Stock, upon motion duly made, seconded and carried by holders of 20,902,594 common shares of the Registrant, being in excess of a majority of the shares represented at the meeting in person or by proxy, approved the ratification of the increase in the authorized capital stock of the Registrant from forty million (40,000,000) shares of Common Stock to five hundred and two million (502,000,000) shares of stock of which five hundred million (500,000,000) shares shall be Common Stock, par value $.001 and two million (2,000,000) shares shall be Preferred Stock, par value $.001.

In order to provide a method to give incentives to those persons or entities who are responsible for the management, growth and/or protection of the business of the Registrant and who are making and can continue to make substantial contributions to the success of the Registrant's business, upon motion duly made, seconded and carried by holders of 21,242,594 common shares of the Registrant, being in excess of a majority of the shares represented at the meeting in person or by proxy, approved the adoption of the proposed qualified stock option plan.

In order to ratify the appointment of the Registrant's independent auditor, upon motion duly made, seconded and carried by holders of 21,302,594 common shares of the Registrant, being in excess of a majority of the shares represented at the meeting in person or by proxy, ratified the appointment of Eugene M. Egeberg, CPA as the Registrant's independent auditor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Artfest International, Inc.

Date:	April 15, 2008	By: /s/ Edward Vakser

Edward Vasker, President and
Chief Executive Officer